SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2007

Corgenix Medical Corporation
(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On June 22, 2007, Corgenix Medical Corporation (the “Company”) and BIOSAFE Laboratories, Inc. (“BIOSAFE”) executed a Settlement Agreement (the “Agreement”). The Agreement brings to an end litigation between the Company and BIOSAFE relating to a $225,000.00 refundable deposit paid from the Company to BIOSAFE under a Letter of Intent dated October 5, 2006 (the “Refundable Deposit”). The Company sought recovery of the Refundable Deposit when the transaction contemplated by the Letter of Intent was never consummated; BIOSAFE contested the Company’s claims, and made certain counterclaims.

The Agreement requires that BIOSAFE pay the Company the sum of $125,000.00 no later than July 2, 2007. The Agreement also requires both the Company and BIOSAFE to dismiss, with prejudice, all claims related to the Letter of Intent. The Agreement provides that each party bear its own costs and attorneys fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer